Exhibit 99.1
FLEETCOR Reports Second Quarter 2021 Financial Results
Board increased share repurchase authorization by $1 billion

Atlanta, Ga., August 4, 2021 — FLEETCOR Technologies, Inc. (NYSE: FLT), a leading global business payments company, today reported financial results for its second quarter of 2021.

“Our second quarter profits (adjusted EPS) climbed 38%, and we posted record retention and record sales levels,” said Ron Clarke, chairman and chief executive officer, FLEETCOR Technologies, Inc. “Our outlook is improving, and we now expect the second half of the year results to once again reach new all-time highs in revenues and profits.”

Financial Results for Second Quarter of 2021:
GAAP Results
•Total revenues increased 27% to $667.4 million in the second quarter of 2021, compared to $525.1 million in the second quarter of 2020.
•Net income increased 24% to $196.2 million in the second quarter of 2021, compared to $158.5 million in the second quarter of 2020.
•Net income per diluted share increased 26% to $2.30 in the second quarter of 2021, compared to $1.83 per diluted share in the second quarter of 2020.
Non-GAAP Results1
•Adjusted net income1 increased 36% to $268.4 million in the second quarter of 2021, compared to $197.4 million in the second quarter of 2020.
•Adjusted net income per diluted share1 increased 38% to $3.15 in the second quarter of 2021, compared to $2.28 per diluted share in the second quarter of 2020.
“Our second quarter results were excellent, with organic growth improving across the board, which was bolstered by the macroeconomic environment of higher fuel prices and favorable foreign exchange rates,” said Charles Freund, chief financial officer, FLEETCOR Technologies, Inc. “We’ve continued to manage expenses in line with revenues, and are experiencing strong credit performance. Our active share repurchase program was increased by $1 billion by the Board on July 27, 2021, and we now have $1.6 billion of repurchase capacity.”
Fiscal-Year 2021 Outlook:
“We are raising our full year revenues and our adjusted net income per diluted share guidance to $2,765 million and $12.90 at the mid-point respectively, to reflect our second quarter results, the benefit from the AFEX transaction, and the improved macro outlook. We currently expect continued recovery of volumes from COVID levels for the remainder of the year and the benefit of the acceleration of new sales to continue to drive momentum in the second half of 2021,” concluded Freund.
For fiscal year 2021, FLEETCOR Technologies, Inc. updated financial guidance1 is as follows:
•Total revenues between $2,740 million and $2,790 million;
•GAAP net income between $835 million and $865 million;
•GAAP net income per diluted share between $9.80 and $10.00;
•Adjusted net income between $1,085 million and $1,115 million; and
•Adjusted net income per diluted share between $12.80 and $13.00.
FLEETCOR’s guidance assumptions for 2021 are as follows:
For the balance of the year:
•Weighted U.S. fuel prices equal to $3.07 per gallon;
•Market spreads slightly unfavorable to the 2020 average; and
•Foreign exchange rates equal to the seven-day average as of July 11, 2021.
For the full year:
•Interest expense between $120 million and $125 million;

1Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibits 2-3 and 5, and segment information is provided in Exhibit 4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 6.

•Between 85 million and 86 million fully diluted shares outstanding;
•A tax rate of 21.5% to 22.5%; and
•No impact related to acquisitions not already closed.
Third Quarter of 2021 Outlook1:
For the third quarter, the Company is expecting adjusted net income per diluted share to be in the range of $3.35 to $3.55.
Conference Call:
The Company will host a conference call to discuss second quarter 2021 financial results today at 5:00 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Charles Freund, chief financial officer and Jim Eglseder, investor relations. The conference call can be accessed live via webcast from the Company's investor relations website at http://investor.fleetcor.com. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13722058. The replay will be available until Wednesday, August 11, 2021. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.
Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FLEETCOR’s beliefs, assumptions, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology.
These forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. We have based these forward-looking statements largely on preliminary information, internal estimates and management assumptions, expectations and plans about future conditions, events and results. Forward-looking statements are subject to many uncertainties and other variable circumstances, such as regulatory measures, voluntary actions, or changes in consumer preferences, that impact our transaction volume, including social distancing, shelter-in-place, shutdowns of nonessential businesses and similar measures imposed or undertaken in an effort to contain and mitigate the spread of the novel coronavirus (including any variants thereof, “COVID-19”); adverse changes or volatility in fuel prices and spreads; adverse changes in program fees or charges we may collect, whether through legal, regulatory or contractual changes; adverse outcomes with respect to current and future legal proceedings or investigations, including without limitation, the FTC lawsuit, or actions of governmental, regulatory or quasi-governmental bodies or standards or industry organizations with respect to our payment cards; delays or failures associated with implication of, or adaption to, new technology, changes in credit risk of customers and associated losses; failure to maintain or renew key business relationships; failure to maintain competitive product offerings; failure to complete, or delays in completing, acquisitions, new partnerships or customer arrangements; and to successfully integrate or otherwise achieve anticipated benefits from such acquisitions, partnerships, and customer arrangements; failure to successfully expand and manage our business internationally; and other risks related to our international operations, including the potential impact to our business as a result of the United Kingdom’s referendum to leave the European Union; the impact of foreign exchange rates on operations, revenues and income; and the failure or compromise of our data centers and other information technology assets; as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission (“SEC”) on February 26, 2021 and subsequent filings made by us. These factors could cause our actual results and experience to differ materially from any forward-looking statement made herein. The forward-looking statements included in this press release are made only as of the date hereof and we do not undertake, and specifically disclaim, any obligation to update any such statements as a result of new information, future events or developments, except as specifically stated or to the extent required by law. You may access FLEETCOR’s SEC filings for free by visiting the SEC web site at www.sec.gov.

About Non-GAAP Financial Measures:
This press release includes non-GAAP financial measures, which are used by the Company as supplemental measures to evaluate its overall operating performance. The Company’s definitions of the non-GAAP financial measures used herein may differ from similarly titled measures used by others, including within its industry. By providing these non-GAAP financial measures, together with reconciliations to the most directly comparable GAAP financial measures, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. See the appendix for additional information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.
Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts, intangible assets, and amortization of the premium recognized on the purchase of receivables, (c) integration and deal related costs, and (d) other non-recurring items, including unusual credit losses occurring largely, but not necessarily exclusively, due to COVID-19, the impact of discrete tax items, impairment charges, asset write-offs, restructuring costs, gains due to disposition of assets/businesses, loss on extinguishment of debt, and legal settlements. We calculate adjusted net income and adjusted net income per diluted share to eliminate the effect of items that we do not consider indicative of our core operating performance.
Adjusted net income and adjusted net income per diluted share are supplemental measures of operating performance that do not represent and should not be considered as an alternative to net income, net income per diluted share or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP. We believe it is useful to exclude non-cash share-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and share based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. Integration and deal related costs represent business acquisition transaction costs, professional services fees, short-term retention bonuses and system migration costs, etc., that are not indicative of the performance of the underlying business. We also believe that certain expenses and recoveries (e.g. legal settlements, write-off of customer receivable, etc.), gains and losses on investments, and impairment charges do not necessarily reflect how our investments and business are performing. We adjust net income for the tax effect of each of these non-tax items.
Organic revenue growth is calculated as revenue growth in the current period adjusted for the impact of changes in the macroeconomic environment (to include fuel price, fuel price spreads and changes in foreign exchange rates) over revenue in the comparable prior period adjusted to include or remove the impact of acquisitions and/or divestitures and non-recurring items that have occurred subsequent to that period. We believe that organic revenue growth on a macro-neutral, one-time item, and consistent acquisition/divestiture/non-recurring item basis is useful to investors for understanding the performance of FLEETCOR.
Management uses adjusted net income, adjusted net income per diluted share and organic revenue growth:
•as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;
•for planning purposes, including the preparation of our internal annual operating budget;
•to allocate resources to enhance the financial performance of our business; and
•to evaluate the performance and effectiveness of our operational strategies.
About FLEETCOR:
FLEETCOR Technologies (NYSE: FLT) is a leading global business payments company that simplifies the way businesses manage and pay their expenses. The FLEETCOR portfolio of brands help companies automate, secure, digitize and control payments on behalf of, their employees and suppliers. FLEETCOR serves businesses, partners and merchants in North America, Latin America, Europe, and Asia Pacific. For more information, please visit www.FLEETCOR.com.

Contact
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@fleetcor.com

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues, net	$667,381	$525,146	$1,276,004	$1,186,239
Expenses:
Processing	122,294	121,290	238,722	354,993
Selling	63,225	42,374	115,307	98,233
General and administrative	115,008	86,739	223,370	192,849
Depreciation and amortization	69,218	62,162	134,947	126,638
Other operating, net	24	(230)	81	(268)
Operating income	297,612	212,811	563,577	413,794
Investment gain	—	(33,709)	(9)	(31,338)
Other expense (income), net	408	2,480	2,151	(6,886)
Interest expense, net	34,685	32,412	63,236	68,091
Total other expense	35,093	1,183	65,378	29,867
Income before income taxes	262,519	211,628	498,199	383,927
Provision for income taxes	66,272	53,140	117,713	78,379
Net income	$196,247	$158,488	$380,486	$305,548
Basic earnings per share	$2.36	$1.89	$4.57	$3.62
Diluted earnings per share	$2.30	$1.83	$4.45	$3.50
Weighted average shares outstanding:
Basic shares	83,141	83,895	83,307	84,399
Diluted shares	85,295	86,570	85,528	87,380

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	June 30, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,301,207	$934,900
Restricted cash	758,096	541,719
Accounts and other receivables (less allowance)	1,787,155	1,366,775
Securitized accounts receivable — restricted for securitization investors	1,000,000	700,000
Prepaid expenses and other current assets	407,685	412,924
Total current assets	5,254,143	3,956,318
Property and equipment, net	216,681	202,509
Goodwill	5,058,174	4,719,181
Other intangibles, net	2,265,574	2,115,882
Investments	11,857	7,480
Other assets	220,454	193,209
Total assets	$13,026,883	$11,194,579
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,578,266	$1,054,478
Accrued expenses	290,120	282,681
Customer deposits	1,570,190	1,175,322
Securitization facility	1,000,000	700,000
Current portion of notes payable and lines of credit	346,080	505,697
Other current liabilities	195,762	250,133
Total current liabilities	4,980,418	3,968,311
Notes payable and other obligations, less current portion	3,732,701	3,126,926
Deferred income taxes	565,856	498,154
Other noncurrent liabilities	259,061	245,777
Total noncurrent liabilities	4,557,618	3,870,857
Commitments and contingencies
Stockholders’ equity:
Common stock	127	126
Additional paid-in capital	2,821,453	2,749,900
Retained earnings	5,797,431	5,416,945
Accumulated other comprehensive loss	(1,265,177)	(1,363,158)
Treasury stock	(3,864,987)	(3,448,402)
Total stockholders’ equity	3,488,847	3,355,411
Total liabilities and stockholders’ equity	$13,026,883	$11,194,579

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2021	2020
Operating activities
Net income	$380,486	$305,548
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	36,094	31,607
Stock-based compensation	35,632	23,164
Provision for credit losses on accounts and other receivables	8,521	139,000
Amortization of deferred financing costs and discounts	3,248	2,886
Amortization of intangible assets and premium on receivables	98,853	95,031
Loss on extinguishment of debt	6,230	—
Deferred income taxes	12,897	(8,730)
Investment gain	(9)	(31,338)
Other	81	(268)
Changes in operating assets and liabilities (net of acquisitions/dispositions):
Accounts and other receivables	(706,574)	359,685
Prepaid expenses and other current assets	115,239	46,216
Other assets	20,715	828
Accounts payable, accrued expenses and customer deposits	345,029	(161,461)
Net cash provided by operating activities	356,442	802,168
Investing activities
Acquisitions, net of cash acquired	(114,994)	(492)
Purchases of property and equipment	(45,765)	(36,870)
Other	(2,281)	—
Net cash used in investing activities	(163,040)	(37,362)
Financing activities
Proceeds from issuance of common stock	35,921	92,977
Repurchase of common stock	(416,585)	(557,361)
Borrowings (payments) on securitization facility, net	300,000	(316,973)
Deferred financing costs paid and debt discount	(21,039)	(974)
Proceeds from issuance of notes payable	1,150,000	—
Principal payments on notes payable	(419,250)	(92,910)
Borrowings from revolver	405,000	573,500
Payments on revolver	(623,851)	(726,644)
Payments on swing line of credit, net	(51,157)	(3,879)
Other	(366)	(169)
Net cash provided by (used in) financing activities	358,673	(1,032,433)
Effect of foreign currency exchange rates on cash	30,609	(216,264)
Net increase (decrease) in cash and cash equivalents and restricted cash	582,684	(483,891)
Cash and cash equivalents and restricted cash, beginning of period	1,476,619	1,675,237
Cash and cash equivalents and restricted cash, end of period	$2,059,303	$1,191,346
Supplemental cash flow information
Cash paid for interest, net	$54,818	$68,454
Cash paid for income taxes, net	$113,969	$56,790

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except shares and per share amounts)
(Unaudited)

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:*

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income	$196,247	$158,488	$380,486	$305,548

Stock based compensation	17,885	8,989	35,632	23,164
Amortization[1]	52,525	47,875	102,101	97,917
Investment gain	—	(33,709)	(9)	(31,338)
Loss on extinguishment of debt	6,230	—	6,230	—
Integration and deal related costs	7,823	5,902	11,493	9,267
Restructuring and related (subsidies) costs	(777)	4,727	(1,354)	4,727
Legal settlements/litigation	1,388	944	5,058	(5,037)
Write-off of customer receivable[2]	—	—	—	90,058
Total pre-tax adjustments	85,074	34,727	159,151	188,758
Income taxes[3]	(12,910)	4,211	(29,079)	(32,385)
Adjusted net income	$268,411	$197,425	$510,559	$461,922
Adjusted net income per diluted share	$3.15	$2.28	$5.97	$5.29

Diluted shares	85,295	86,570	85,528	87,380

[1]Includes amortization related to intangible assets, premium on receivables, deferred financing costs and debt discounts.
[2] Represents a loss in the first quarter of 2020 from a large client in our cross-border payments business entering voluntary bankruptcy due to the extraordinary impact of the COVID-19 pandemic.
[3] Represents provision for income taxes of pre-tax adjustments. 2021 includes remeasurement of deferreds due to the increase in UK corporate tax rate from 19% to 25% of $6.5 million. 2020 includes a tax reserve adjustment related to prior year tax positions of $9.8 million.

*Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Solution and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per key performance metric)
(Unaudited)

The following table presents revenue and revenue per key performance metric by solution.*
	As Reported				Pro Forma and Macro Adjusted[2]
	Three Months Ended June 30,				Three Months Ended June 30,
	2021	2020	Change	% Change	2021	2020	Change	% Change
FUEL
'- Revenues, net	$295.1	$249.8	$45.3	18%	$298.1	$250.1	$48.0	19%
'- Transactions	118.3	99.7	18.6	19%	118.3	99.8	18.4	18%
'- Revenues, net per transaction	$2.50	$2.51	$(0.01)	—%	$2.52	$2.51	$0.02	1%
CORPORATE PAYMENTS
'- Revenues, net	$140.4	$92.6	$47.8	52%	$135.8	$102.7	$33.1	32%
'- Spend volume	22,862	13,672	$9,190	67%	22,859	17,583	$5,276	30%
'- Revenues, net per spend $	0.61%	0.68%	(0.06)%	(9)%	0.59%	0.58%	0.01%	2%
TOLLS
'- Revenues, net	$71.3	$64.8	$6.5	10%	$70.5	$64.8	$5.6	9%
'- Tags (average monthly)	5.8	5.3	0.5	10%	5.8	5.3	0.5	10%
'- Revenues, net per tag	$12.21	$12.19	$0.02	—%	$12.06	$12.19	$(0.13)	(1)%
LODGING
'- Revenues, net	$62.2	$40.6	$21.6	53%	$62.2	$44.8	$17.4	39%
'- Room nights	6.6	4.6	2.0	44%	6.6	5.0	1.6	32%
'- Revenues, net per room night	$9.41	$8.82	$0.58	7%	$9.40	$8.96	$0.44	5%
GIFT
'- Revenues, net	$32.3	$26.5	$5.8	22%	$32.3	$26.5	$5.8	22%
'- Transactions	259.4	188.2	71.1	38%	259.4	188.2	71.1	38%
'- Revenues, net per transaction	$0.12	$0.14	$(0.02)	(12)%	$0.12	$0.14	$(0.02)	(12)%
OTHER[1]
'- Revenues, net	$66.0	$50.8	$15.2	30%	$63.5	$50.8	$12.7	25%
'- Transactions	9.3	9.0	0.3	3%	9.3	9.0	0.3	3%
'- Revenues, net per transaction	$7.13	$5.65	$1.48	26%	$6.86	$5.65	$1.21	21%
FLEETCOR CONSOLIDATED REVENUES
'- Revenues, net	$667.4	$525.1	$142.2	27%	$662.3	$539.8	$122.5	23%

[1] Other includes telematics, maintenance, food, transportation and payroll card related businesses.
[2] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by solution and metrics, non-GAAP measures, to the GAAP equivalent.
*Columns may not calculate due to rounding.

 Exhibit 3
Revenues by Geography and Solution
(In millions)
(Unaudited)

Revenues by Geography*	Three Months Ended June 30,				Six Months Ended June 30,
	2021	%	2020	%	2021	%	2020	%
US	$413	62%	$335	64%	$783	61%	$733	62%
Brazil	86	13%	75	14%	168	13%	174	15%
UK	84	13%	49	9%	159	12%	123	10%
Other	85	13%	66	13%	166	13%	157	13%
Consolidated Revenues, net	$667	100%	$525	100%	$1,276	100%	$1,186	100%
*Columns may not calculate due to rounding.

Revenues by Solution*	Three Months Ended June 30,				Six Months Ended June 30,
	2021	%	2020	%	2021	%	2020	%
Fuel	$295	44%	$250	48%	$557	44%	$542	46%
Corporate Payments	140	21%	93	18%	257	20%	212	18%
Tolls	71	11%	65	12%	140	11%	148	12%
Lodging	62	9%	41	8%	121	10%	98	8%
Gift	32	5%	27	5%	76	6%	69	6%
Other	66	10%	51	10%	125	10%	118	10%
Consolidated Revenues, net	$667	100%	$525	100%	$1,276	100%	$1,186	100%
*Columns may not calculate due to rounding.

Exhibit 4
Segment Results
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021[1]	2020	2021[1]	2020
Revenues, net:
North America	$443,426	$357,430	$845,632	$792,122
Brazil	85,670	75,148	167,593	174,126
International	138,285	92,568	262,779	219,991
	$667,381	$525,146	$1,276,004	$1,186,239
Operating income:
North America	$178,652	$133,151	$341,228	$218,891
Brazil	33,331	29,420	65,556	68,862
International	85,629	50,240	156,793	126,041
	$297,612	$212,811	$563,577	$413,794
Depreciation and amortization:
North America	$43,882	$38,548	$84,415	$76,524
Brazil	12,894	12,169	25,181	26,758
International	12,442	11,445	25,351	23,356
	$69,218	$62,162	$134,947	$126,638
Capital expenditures:
North America	$15,325	$12,279	$26,855	$23,543
Brazil	5,775	3,477	9,126	6,808
International	5,138	2,857	9,784	6,519
	$26,238	$18,613	$45,765	$36,870

[1]Results from the 2021 acquisitions of Roger and AFEX are reported in our North America segment.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metric by Solution to GAAP
(In millions)
(Unaudited)

	Revenues, net		Key Performance Metric
	Three Months Ended June 30,		Three Months Ended June 30,
	2021*	2020*	2021*	2020*
FUEL - TRANSACTIONS
Pro forma and macro adjusted	$298.1	$250.1	118.3	99.8
Impact of acquisitions/dispositions	—	(0.3)	—	(0.2)
Impact of fuel prices/spread	(13.9)	—	—	—
Impact of foreign exchange rates	10.9	—	—	—
As reported	$295.1	$249.8	118.3	99.7
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	$135.8	$102.7	22,859	17,583
Impact of acquisitions/dispositions	—	(10.2)	—	(3,912)
Impact of fuel prices/spread	0.2	—	—	—
Impact of foreign exchange rates	4.4	—	4	—
As reported	$140.4	$92.6	22,862	13,672
TOLLS - TAGS
Pro forma and macro adjusted	$70.5	$64.8	5.8	5.3
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	0.9	—	—	—
As reported	$71.3	$64.8	5.8	5.3
LODGING - ROOM NIGHTS
Pro forma and macro adjusted	$62.2	$44.8	6.6	5.0
Impact of acquisitions/dispositions	—	(4.2)	—	(0.4)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$62.2	$40.6	6.6	4.6
GIFT - TRANSACTIONS
Pro forma and macro adjusted	$32.3	$26.5	259.4	188.2
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$32.3	$26.5	259.4	188.2
OTHER[1] - TRANSACTIONS
Pro forma and macro adjusted	$63.5	$50.8	9.3	9.0
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	2.5	—	—	—
As reported	$66.0	$50.8	9.3	9.0
FLEETCOR CONSOLIDATED REVENUES
Pro forma and macro adjusted	$662.3	$539.8	Intentionally Left Blank
Impact of acquisitions/dispositions	—	(14.6)
Impact of fuel prices/spread[2]	(13.7)	—
Impact of foreign exchange rates	18.7	—
As reported	$667.4	$525.1
* Columns may not calculate due to rounding.
[1]Other includes telematics, maintenance, food, transportation and payroll card related businesses.
[2] Revenues reflect an estimated $14 million net negative impact of fuel prices and fuel price spreads, with $16 million positive impact from fuel prices and $30 million negative impact from fuel spread.

Exhibit 6
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following tables reconcile third quarter and full year 2021 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range.

	Q3 2021 GUIDANCE
	Low*	High*
Net income	$220	$235
Net income per diluted share	$2.60	$2.80

Stock based compensation	18	18
Amortization	57	57
Other	4	4
Total pre-tax adjustments	79	79
Income taxes & impact of pre-tax adjustments	(17)	(17)
Adjusted net income	$285	$300
Adjusted net income per diluted share	$3.35	$3.55
Diluted shares	85	85

	2021 GUIDANCE
	Low*	High*
Net income	$835	$865
Net income per diluted share	$9.80	$10.00

Stock based compensation	73	73
Amortization	215	215
Other	29	29
Total pre-tax adjustments	317	317
Income taxes & impact of pre-tax adjustments	(65)	(65)
Adjusted net income	$1,085	$1,115
Adjusted net income per diluted share	$12.80	$13.00

Diluted shares	85	86

*Columns may not calculate due to rounding.